ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                         CYBERGAMES INTERNATIONAL, INC.


         Pursuant to the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, Cybergames International, Inc., a Nevada corporation (the "Corporation"), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                       I.

         The name of the corporation is Cybergames International, Inc.

                                       II.

         The Articles of Incorporation of the Corporation are hereby amended by deleting the existing Article I in its entirety and adding in its place the following:

                                ARTICLE I - NAME

         The name of this corporation is MasterCoin, Inc.

                                      III.

         The Board of Directors of the Corporation duly adopted resolutions by unanimous written consent as of the ____ day of August, 1999 approving and authorizing the foregoing amendment and recommending the amendment to the shareholders of the Corporation.

                                       IV.

         The number of shares of the Corporation outstanding as of the date the foregoing amendments were approved by the shareholders was _________________________ shares of Common Stock. No other class of shares was issued and outstanding. The number of shares entitled to vote on such amendments was _____________________________ shares of Common Stock. The number of shares of the Common Stock voted for such amendments was __________________, and the number of shares of the Common Stock voted against such amendments was ____________. The number of votes cast for the Amendment by the Shareholders was sufficient for approval by the Shareholders.



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         DATED as of the ____ day of August, 1999.


                              CYBERGAMES INTERNATIONAL, INC.
                              a Nevada corporation


                              By:
                              William Isseta, Chief Operating Officer


                              CYBERGAMES INTERNATIONAL, INC.
                              a Nevada corporation


                              By:
                                 James Egide, Secretary


STATE OF _____________  )
                        :ss
COUNTY OF ___________   )

         The foregoing instrument was acknowledged before me this ____ day of August, 1999 by William Isseta, the Chief Operating Officer of Cybergames International, Inc., a Nevada corporation.


                                          --------------------------
                                          NOTARY PUBLIC
                                          Residing in
                                                     ---------------

My Commission Expires:

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